Confidential - Without Prejudice
For Settlement
Purposes Only

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is made and entered into as of January 9, 2008, by and among China Broadband, Inc., a Nevada corporation (sometimes referred to herein as “Broadband”), China Broadband, Ltd., a Cayman Islands limited company and wholly-owned subsidiary of China Broadband, Inc. (Broadband and China Broadband Ltd. sometimes collectively referred to herein as the “Company”), Stephen P. Cherner (“Cherner”), Maxim Financial Corporation (“Maxim”), Mark L. Baum (“Baum”), James Panther (“Panther”), BCGU, LLC (“BCGU” and together with Panther and Baum, the “BCGU Group”), Mark I. Lev (“Lev”), Wellfleet Partners, Inc. (“Wellfleet”, and collectively with Cherner, Maxim, the BCGU Group and Lev the “Investor Group” and collectively with the Company, the “Company Parties”), Pu Yue (“Pu”) and Clive Ng (“Ng” and collectively with Pu, the “Executives”) and Chardan Capital Markets, LLC, a limited liability company formed under the laws of the State of New York (“Chardan”), Jaguar Acquisition Corporation, a Delaware corporation (“Jaguar”), and China Cablecom Holdings, Ltd., a British Virgin Islands subsidiary of Jaguar (“Cablecom Holdings” and together with Jaguar and Chardan, the “Jaguar Parties”).

WHEREAS, a dispute has arisen that the parties hereto (collectively, the “Parties”) wish to resolve and settle amicably; and

WHEREAS, the Parties have reached this Agreement on the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the above premises and for valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Parties agree, subject to the terms hereof, as follows:

1.  Transfers by Ng of Securities Issued by China Cablecom Holdings, Ltd.

(a)  As soon as practicable, but (unless required by applicable law) not later than three (3) business days after the closing of the proposed merger of a subsidiary of Cablecom Holdings, as successor to Jaguar in its proposed redomestication merger, with and into China Cablecom, Ltd., a private limited liability British Virgin Islands company (“China Cablecom”) (the “Proposed Merger”), Ng shall transfer to Broadband or its designated subsidiary an aggregate of 390,000 shares of common stock of Cablecom Holdings (collectively, the “Cablecom Holdings Shares”), registered in Ng’s name, without representations, warranties, registration, informational or any other rights being given by Ng except that such shares shall have the same registration or other rights, privileges or benefits as Ng has for all other shares issued to him by Cablecom Holdings pursuant to the Proposed Merger; provided, however, that no Cablecom Holdings Shares shall be deliverable hereunder unless and until Investor Releases (as hereinafter defined) shall have theretofore been duly executed and delivered to Ng by all the persons and entities listed as Investor Release Parties on Annex A (the “Investor Release Parties”). The transfer of the 390,000 Cablecom Holdings Shares shall be deemed, for all purposes, as a capital contribution by Ng to Broadband. Subject to the terms hereof, Ng will deliver to Broadband stock certificates representing the full number of Cablecom Holdings Shares to be transferred as set forth herein; such certificates shall be endorsed in blank or have a stock power endorsed in blank attached thereto in respect of the Cablecom Holdings Shares transferred (subject to the restrictions contained herein) to Broadband. In the event of any stock dividend on the capital stock of China Cablecom or Cablecom Holdings or any split-up, combination, recapitalization, reclassification or other similar adjustment of shares of the capital stock thereof prior to the Proposed Merger or any change in the exchange ratio of shares of Cablecom Holdings offered to holders of China Cablecom shares pursuant to the terms of the Proposed Merger, Ng agrees that an appropriate adjustment to the number of Cablecom Holdings Shares to be transferred hereunder by Ng shall be made in the same manner as the adjustment made in Ng’s other shares of China Cablecom or Cablecom Holdings as a result of such event. Any Cablecom Holdings Shares received by Broadband shall be utilized by Broadband (with the exact mechanics to be determined by Broadband, subject to mutually acceptable restrictions approved by Cablecom Holdings) to secure one or more financings or acquisitions or be sold. In the event that Broadband’s holdings of Cablecom Holdings Shares would have a value at the time of any sale or pledge comprising 40% or more of Broadband’s total assets, potentially causing it to be deemed an investment company under the Investment Company Act of 1940 (the “Investment Company Act”), Broadband shall (unless an exemption from registration under the Investment Company Act is then available to Broadband or Broadband shall have obtained an order from the Securities and Exchange Commission (“SEC”) excluding or exempting Broadband from registration under the Investment Company Act), dispose of such number of Cablecom Holdings Shares that would cause it to not be deemed an investment company under the Investment Company Act, subject to mutually acceptable restrictions approved by Cablecom Holdings. In addition to the restrictions set forth above, Broadband acknowledges that the Cablecom Holdings Shares will be subject to the terms of a lock-up agreement, which terms shall be no more restrictive than the lockup agreement provided by Ng (or any designated affiliate or entity holding such shares on behalf of Ng) to Cablecom Holdings at the time of the Proposed Merger (the “Lock-up Agreement”), and Broadband agrees to comply in all respects with the Lock-up Agreement in respect of the Cablecom Holdings Shares. Broadband shall enter into a similar agreement in respect of the Cablecom Holdings Shares and shall deliver the same to Ng and Cablecom Holdings in advance of Broadband’s receipt of the Cablecom Holdings Shares. Notwithstanding the foregoing, to the extent that Broadband is not subject to the restrictions and limitations of Rule 145 of the Securities Act of 1933, as amended (the “Securities Act”), Broadband shall not be deemed an affiliate of Jaguar and such shares may be sold subject only to the Lock-up Agreement. Ng shall not take any action that would result in the sale, assignment, transfer or encumbrance of the 390,000 Cablecom Holdings Shares to be transferred by Ng to Broadband to any party other than Broadband.

(b)  In addition to the foregoing, concurrently with the execution and delivery of this Agreement, provided that Ng shall have theretofore received duly executed and delivered Investor Releases by all the Investor Release Parties, a general release from WestPark Capital, Inc. in form and substance satisfactory to Ng and a duly executed investor representation letter from Lev in form and substance satisfactory to Ng, Ng shall (i) transfer an aggregate of 400,000 Broadband Shares to the Escrow Agent on behalf of Lev in accordance with the terms of the Escrow Agreement referred to below, and (ii) make a charitable gift of an aggregate of 28,444 Broadband Shares to the charitable organization set forth on Annex B (the “Donee”), each such transfer or gift contemplated by this paragraph (b) to be made without representations, warranties, registration, informational or any other rights given by Ng. Subject to the terms hereof, certificates in respect of all 400,000 Broadband Shares referred to in clause (i) shall be delivered (endorsed in blank or with accompanying stock power(s) attached thereto) in escrow to Heller, Horowitz & Feit, P.C., as Escrow Agent (the “Escrow Agent”) in accordance with the Escrow Agreement attached hereto as Annex C; and the 28,444 Broadband Shares referred to in clause (ii) shall be delivered (endorsed in blank or with accompanying stock power(s) attached thereto) to Lev, and Lev shall in turn deliver the same, within three business days of receipt, to the Donee. Lev shall provide to Ng, within seven business days thereafter, evidence reasonably satisfactory to Ng, of such delivery.

(c)  Provided that Ng shall have theretofore received from each shareholder listed on Annex D (each, a “Specified Shareholder”) such Specified Shareholder’s executed releases (containing release language substantially similar to the Investor Releases), and a duly executed investor representation letter therefrom, in form and substance satisfactory to Ng, Ng will transfer to such Specified Shareholder the number of Broadband Shares set forth opposite such Specified Shareholder’s name in Annex D hereto, with the maximum aggregate number of Broadband Shares to be transferred pursuant to this paragraph (c) to be 566,790 Broadband Shares; each such transfer contemplated by this paragraph (c) to be made without representations, warranties, registration, informational or any other rights given by Ng. Subject to the terms hereof, Ng will deliver to each transferee stock certificates representing the full number of Broadband Shares to be transferred thereto as set forth herein; such certificates shall be endorsed in blank or have a stock power endorsed in blank attached thereto in respect of the Broadband Shares transferred. The foregoing transfers shall not be deemed for the benefit of the Company, and neither the Company nor Ng shall be liable or otherwise held accountable for any tax liabilities of any party resulting from the transfers by Ng as set forth in Sections 1(b) or (c).

2.  Employment Agreement Amendments; Past Salary Waiver; Business.

(a)  Concurrently with the execution and delivery of this Agreement, China Broadband Ltd. and each of Ng and Pu shall have entered into an amendment to their respective employment agreements dated February 24, 2007 (collectively, the “Executive Employment Agreements”), which are attached hereto as Annexes E and F, respectively, in order to appropriately modify the same to reflect the original intent of the parties thereto (collectively, the “Executive Employment Agreement Amendments”). In addition, Ng hereby acknowledges that he relinquishes and waives any claim to any base salary from China Broadband Ltd. for periods prior to the date hereof.

(b)  The Parties hereto acknowledge that (i) Broadband operates a broadband cable internet company based in the city of Jinan in the Shandong province of the People’s Republic of China and is pursuing opportunities in stand-alone, independent broadband services, including electronic program/television program-type publications, in the People’s Republic of China (collectively, “Stand-Alone Broadband Services”), but shall not include the provision of Integrated Cable Services (as defined below), and (ii) the business of China Cablecom and Cablecom Holdings shall include acting as a joint venture provider of cable television services in the People’s Republic of China and related activities (collectively, “Integrated Cable Services”), but shall not include the provision of Stand-Alone Broadband Services. Broadband agrees that any employment agreement entered into between Broadband (or any of its affiliates) and Ng (including the Executive Employment Agreement, as amended in connection herewith) will recognize and permit Ng’s activities and obligations under any employment agreement between Cablecom Holdings (or any of its affiliates) and Ng, and Cablecom Holdings agrees that any employment agreement entered into between Cablecom Holdings (or any of its affiliates) and Ng will recognize and permit Ng’s activities and obligations under his Executive Employment Agreement, as amended in connection herewith. Except as regards future business opportunities and the agreement of the parties hereto regarding their allocation as between China Cablecom and China Broadband solely during the effectiveness of Ng’s Executive Employment Agreement, the foregoing shall not be deemed to be a limitation on, or an agreement to limit, the business of either of Cablecom Holdings or Broadband hereafter.

3.  Certain Representations and Warranties.

(a)  Each of the Company Parties jointly and severally represents and warrants to Ng and Pu that (i) such Party has full power and authority to enter into this Agreement; that this Agreement has been duly and validly authorized, executed and delivered on behalf of such Party; and that this Agreement is a valid and binding agreement of such Party, enforceable against such Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditor’s rights and remedies; (ii) such Party has not hypothecated or otherwise encumbered or assigned any claim or cause of action against any of the Cablecom Release Parties (as hereinafter defined); (iii) such Party has not instituted any legal proceeding against, or filed any claim or complaint with any regulatory authority relating to any of the Cablecom Release Parties; and (iv) this Agreement, the Executive Employment Agreement Amendments and the transactions and other agreements contemplated hereby and thereby have been duly authorized, approved and ratified by a special committee of independent and disinterested members of Broadband’s Board of Directors (comprised of Messrs. Zale and Grossman) formed for the purpose of reviewing agreements between or among Ng, Pu and the Company and the transactions relating thereto (the “Special Committee”), which persons shall be elected to the Board of Directors of the Company concurrently with the Closing of the Chardan Private Placement and the execution and delivery of this Agreement.

(b)  Ng represents and warrants to each of the Company Parties that (i) as of the date of each transfer by him of Cablecom Holdings Shares and Broadband Shares under the terms of this Agreement, he will be the record owner of such securities and as of the date of each transfer, he will transfer all of his right, title and interest in and to such securities, free and clear of all liens, claims, encumbrances, pledges, security interests and other restrictions, other than as set forth herein or under applicable federal and state securities law restrictions; (ii) he has not hypothecated or otherwise encumbered or assigned any claim or cause of action against any of the Company Parties or their respective affiliates; and (iii) he has not instituted any legal proceeding against any of the Company Parties or their respective affiliates.

(c)  Each of the Jaguar Parties jointly and severally represents and warrants to Ng, Pu and the Company Parties that (i) it has full power and authority to enter into this Agreement; that this Agreement has been duly and validly authorized, executed and delivered on behalf of such Party; and that this Agreement is a valid and binding agreement of such Party, enforceable against such Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditor’s rights and remedies; (ii) it has not hypothecated or otherwise encumbered or assigned any claim or cause of action against any Cablecom Release Parties, the Company Parties or their respective affiliates; and (iii) it has not instituted any legal proceeding against any Cablecom Release Parties, the Company Parties or their respective affiliates.

4.  Securities Laws Representations. Broadband hereby represents and warrants to Ng as follows:

(a)  Broadband is, upon receipt of any Cablecom Holdings Shares hereunder, acquiring such securities for Broadband's own account for investment purposes only and not with a present view toward the public sale or distribution thereof, except for sales duly registered under the Securities Act or pursuant to exemptions from the registration requirements of the Securities Act. Broadband does not have any agreement or understanding, directly or indirectly, with any person regarding the sale or distribution of the Cablecom Holdings Shares or any common stock of China Cablecom or Jaguar, except this Agreement. Broadband understands that the Cablecom Holdings Shares will, when issued, be “restricted securities” within the meaning of Rule 144 under the Securities Act and that, in connection with the receipt of any Cablecom Holdings Shares, it must bear the economic risk of an investment in Jaguar indefinitely, unless the Cablecom Holdings Shares (or securities issued in exchange therefor or in lieu thereof) are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available.

(b)  Broadband understands that the Cablecom Holdings Shares are to be transferred to Broadband hereunder in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws, and that Ng is relying upon the truth and accuracy of, and Broadband’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Broadband set forth herein in order to determine the availability of such exemptions and the eligibility of Broadband to acquire the Cablecom Holdings Shares.

(c)  Broadband understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement in respect of the Cablecom Holdings Shares.

(d)  Broadband’s consultants and management have carefully reviewed the registration statement on Form S-4 (the “Registration Statement”) filed by Cablecom Holdings with the SEC for the registration of certain shares of common stock thereof, and Broadband understands that the Registration Statement has not been approved or disapproved (nor has the accuracy or adequacy of the information set forth therein been passed upon) by the SEC or any state securities commission. Broadband further acknowledges that no assurances have been or can be given that the Proposed Merger will be consummated or, if it does occur, that it will be on terms similar to those contemplated by the Registration Statement.

(e)  Broadband acknowledges that its consultants and management have had the opportunity to ask questions of and receive answers from China Cablecom and Jaguar concerning the business and financial condition of China Cablecom and all of such questions have been answered to the satisfaction of such Parties. Broadband has had an opportunity to obtain any additional information from Jaguar, Cablecom Holdings and China Cablecom that Broadband deemed necessary or appropriate for deciding whether to acquire the Cablecom Holdings Shares. Broadband further acknowledges that, except as expressly set forth herein, no other representations or warranties, oral or written, have been made by Ng, Pu, China Cablecom, Cablecom Holdings, Jaguar or Chardan or any agent, employee or affiliate thereof, and in entering into the transactions, Broadband is not relying upon any information other than that contained in the results of independent investigation by Broadband.

(f)  Broadband represents that it is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act.

5.  General Releases.

(a)  Company and Investor Releases. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, including without limitation the mutual promises set forth in this Agreement, the Company and each member of the Investor Group, for itself and themselves, its and their parents, affiliates, subsidiaries, divisions, groups and past and present officers, directors, employees, agents, representatives, attorneys, accountants, auditors, consultants, administrators, beneficiaries, predecessors, successors and assigns (collectively, “Company Release Parties”) and any person or entity claiming by or through any of the Company Release Parties (collectively with the Company Release Parties, the “Broadband Release Parties”) hereby RELEASE AND DISCHARGE Ng, Pu, China Cablecom, Jaguar, Cablecom Holdings, Chardan, and their parents, affiliates, subsidiaries and past and present officers, directors, employees, agents, representatives, attorneys, accountants, auditors, consultants, successors and assigns in any capacity whatsoever (collectively, “Cablecom Release Parties”) of and from all actions, causes of action, suits, debts, dues, sums of money, claims for breaches of contract, claims for breaches of fiduciary duties or conflicts of interest, tortious interference, claims of entitlement to securities, claims for violations of securities laws or regulations, compensation, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages (compensatory, consequential, liquidated, special, punitive or otherwise), judgments, extents, executions, claims, and demands (including attorneys’ fees and costs) of any nature whatsoever, in law, admiralty or equity, against the Cablecom Release Parties that the Broadband Release Parties ever had, now have or hereafter can, shall or may have, whether known or unknown, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this General Release, provided only that nothing herein shall release or otherwise affect the Cablecom Release Parties’ obligations under this Agreement.

(b)  Executive Releases. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, including without limitation the mutual promises set forth in this Agreement, Ng and Pu hereby RELEASE AND DISCHARGE the Broadband Release Parties of and from all actions, causes of action, suits, debts, dues, sums of money, claims for breaches of contract, claims for breaches of fiduciary duties or conflicts of interest, tortious interference, claims of entitlement to securities, claims for violations of securities laws or regulations, compensation, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages (compensatory, consequential, liquidated, special, punitive or otherwise), judgments, extents, executions, claims, and demands (including attorneys’ fees and costs) of any nature whatsoever, in law, admiralty or equity, against the Broadband Release Parties that Ng and Pu ever had, now have or hereafter can, shall or may have, whether known or unknown, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this General Release, provided only that nothing herein shall release or otherwise affect the Broadband Release Parties’ obligations under this Agreement or the Company’s obligations to the Executives under the Executive Employment Agreements as modified by the Executive Employment Agreement Amendments (it being understood by Ng that he is relinquishing and waiving any right to base salary from the Company in respect of all periods prior to the date hereof).

(c)  Jaguar/Chardan Releases. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, including without limitation the mutual promises set forth in this Agreement, the Jaguar Parties, for themselves, their parents, affiliates, subsidiaries, divisions, groups and past and present officers, directors, employees, agents, representatives, attorneys, accountants, auditors, consultants, administrators, beneficiaries, predecessors, successors and assigns (collectively, the “Jaguar Release Parties”) hereby RELEASE AND DISCHARGE each of the Broadband Release Parties (excluding Ng and Pu) of and from all actions, causes of action, suits, debts, dues, sums of money, claims for breaches of contract, claims for breaches of fiduciary duties or conflicts of interest, tortious interference, claims of entitlement to securities, claims for violations of securities laws or regulations, compensation, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages (compensatory, consequential, liquidated, special, punitive or otherwise), judgments, extents, executions, claims, and demands (including attorneys’ fees and costs) of any nature whatsoever, in law, admiralty or equity, against the Broadband Release Parties (excluding Ng and Pu) that the Jaguar Release Parties ever had, now have or hereafter can, shall or may have, whether known or unknown, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this General Release, provided only that nothing herein shall release or otherwise affect any Broadband Release Parties’ obligations under this Agreement.

(d)  Each person or entity settling any claims, or for whom any claims are settled, hereunder (collectively, the “Settling Parties”) further agree not to institute, instigate, urge, support, encourage, voluntarily participate in or profit from any lawsuit, complaint or other action or proceeding of any kind relating to any matter to which these General Releases pertain. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit any party from providing, after taking reasonable measures to ensure the confidentiality of information provided, information or explanations to third party regulatory agencies seeking such information in response to comment letters or inquiries, or in response to civil or administrative subpoenas or court order, or from discussing the provisions hereof and factual circumstances surrounding the events leading to this Agreement in disclosure document filings made with the Securities and Exchange Commission from time to time.

(e)  These General Releases may not be changed orally.

(f)  With respect to any and all released claims, the Settling Parties stipulate and agree that they expressly waive the provisions, rights and benefits of California Civil Code §1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

The Settling Parties expressly waive any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code §1542. The Settling Parties may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the released claims, but the Settling Parties have fully, finally, and forever settled and released any and all released claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge that the foregoing waiver was separately bargained for and a key element of the settlement of which these releases are a part.

6.  Reliance on Independent Legal Advice. Each Party represents and warrants to the other Parties: (a) that it has received advice from his or its own respective, independent legal counsel, or has had the opportunity to be represented by independent legal counsel, prior to its execution of this Agreement, (b) that the legal nature, ramifications and effect of this Agreement have been explained to it by its respective counsel; (c) that it fully understands the terms and provisions of this Agreement and the nature and effect thereof; (d) that it is relying solely on the advice of its own legal counsel in executing this Agreement; (e) that it has not relied upon any representation or statement of any other Party or counsel for any other Party not contained in this Agreement; (f) that it has carefully read this Agreement, knows the contents thereof, and is executing the same freely and voluntarily; and (g) that, as to each of the Company Parties, it is aware that it or his respective attorneys may hereafter discover facts different from or in addition to the facts that they now know or believe to be true with respect to the subject matter hereof, but that its intention is to fully and finally release its respective releasees to the full extent of the releases contained in this Agreement.

7.  Investor Releases. As soon as practicable following the execution and delivery of this Agreement, the Company Parties shall deliver to Ng a release agreement in the form attached hereto as Annex G (the “Investor Release”) from each of the Investor Release Parties (other than those Investor Release Parties that are not holders of warrants issued by the Company (and are so identified on Annex A), which Investor Release Parties shall execute releases, in form and substance satisfactory to Ng, containing release language substantially similar to the Investor Releases). Any description of this Settlement Agreement and the circumstances relating hereto that is sent to the Investor Release Parties in connection with the Investor Release shall be in form and substance satisfactory to Ng and his counsel.

8.  Private Placement. It is contemplated that, concurrently with the execution and delivery of this Agreement, a private placement of convertible notes and warrants of Broadband, in which Chardan is serving as the placement agent, will be consummated, with the gross proceeds thereof of approximately $4,800,000 (the “Chardan Private Placement”). Ng will, concurrently herewith, sell and assign, subject to any applicable lock-up restrictions, to the investors in the Chardan Private Placement an aggregate of 7,017,814 shares of China Broadband, Inc. common stock currently owned by him or entities under his control in consideration of $7,017.81 in the aggregate, provided that Ng shall have heretofore received duly executed investor representation letters from such investors in form and substance satisfactory to Ng. The Company shall not be liable for or in any way held accountable for the foregoing transfers by Ng and it is intended that Chardan and each investor be solely responsible for their own tax liabilities incurred, if any, as a result of the foregoing transfers.

9.  Broadband Warrants. Subject to the determination by Broadband’s Board of Directors and the Special Committee that the economic impact of the following warrant term extensions are acceptable to Broadband, (i) the exercise periods for all 4,000,000 warrants (the “Investor Warrants”) exercisable at $2.00 per share, issued to the Investor Release Parties shall, upon receipt by Ng of Investor Releases from such parties, be extended by letter agreement by Broadband, to five years from the date of the closing of the Chardan Private Placement; and (ii) the holders of 500,000 warrants exercisable at $.60 per share issued to BCGU (the “BCGU Warrants”), 640,000 warrants exercisable at $.60 per share issued to WestPark Capital, Inc. (the “WestPark Warrants”), and 3,974,800 warrants exercisable at $.60 per share originally issued to Maxim (the “Maxim Warrants” and, collectively with the BCGU Warrants and WestPark Warrants, the “Consulting Warrants” and collectively with the Investor Warrants, the “Warrants”), shall, upon the last to occur of (a) execution of this Agreement by all Parties named on the signature page hereto, (b) completion of the Chardan Private Placement and (c) receipt by Ng of Investor Releases from such parties, each receive a scrip warrant (collectively, the “Scrip Warrants”) entitling such holder at any time commencing the time of expiration of their unexercised Consulting Warrants (the shares issuable upon exercise of Consulting Warrants at the time of expiration being herein referred to as the “Remaining Warrant Shares”) and continuing for a period ending on the fifth anniversary of the closing of the Chardan Private Placement, to acquire such number of shares of Common Stock as equals the Remaining Warrant Shares, on the same terms (as modified hereby) as apply in respect of their respective Consulting Warrants. Each Warrant holder, and each holder of Scrip Warrants, shall be responsible for his or its own tax liabilities as a result of the foregoing adjustments.

10.  Miscellaneous Provisions.

(a)  This Agreement sets forth the entire agreement among the Parties with respect to its subject matter and supersedes all prior agreements and understandings among the parties with respect to such subject matter.
(b)  This Agreement may not be changed, modified or amended except by a written instrument signed by the Party to be charged with such change, modification or amendment.

(c)  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part hereof.

(d)  This Agreement shall be binding on the Parties hereto and their respective predecessors, successors, assigns, parents, subsidiaries, affiliates, divisions, groups and present and former officers, directors, securityholders, and employees.

(e)  Unless the Company instructs otherwise in writing, all notices to the Company regarding this Agreement shall be delivered to:

1900 Ninth Street, 3rd Floor Boulder, Colorado 80302 Attn: Natalie Jones	With a copy to:	Hodgson Russ LLP 1540 Broadway, 24th Floor New York, New York 10036 Attn: Ronniel Levy, Esq.

Unless Cherner instructs otherwise in writing, all notices to Cherner regarding this Agreement shall be delivered to:

Stephen P. Cherner
1900 Ninth Street
Boulder, Colorado 80302

Unless Maxim instructs otherwise in writing, all notices to Maxim regarding this Agreement shall be delivered to:

Maxim Financial Corporation
1900 Ninth Street
Boulder, Colorado 80302
Attn: Stephen Cherner

Unless Baum instructs otherwise in writing, all notices to Baum regarding this Agreement shall be delivered to:

Mark L. Baum, Esq.
2038 Corte del Nogal, Suite 110
Carlsbad, California 92011

Unless Lev instructs otherwise in writing, all notices to Lev and Wellfleet regarding this Agreement shall be delivered to:

Mark I. Lev c/o Wellfleet Partners, Inc. 1 Penn Plaza, Suite 2411 New York, New York 10119	With a copy to:	Heller, Horowitz & Feit, P.C. 292 Madison Avenue New York, NY 10017 Attn: Richard Horowitz, Esq.

Unless Pu instructs otherwise in writing, all notices to Pu regarding this Agreement shall be delivered to:

Pu Yue
1900 Ninth Street
Boulder, Colorado 80302

Unless Ng instructs otherwise in writing, all notices to Ng regarding this Agreement shall be delivered to:

Clive Ng 17 State Street, 16th Floor New York, New York 10004	With a copy to:	Blank Rome LLP The Chrysler Building 405 Lexington Avenue New York, New York 10174 Attn: Joseph Gulant and James V. Masella, III

Unless Chardan instructs otherwise in writing, all notices to Jaguar and Chardan regarding this Agreement shall be delivered to:

Jaguar Acquisition Corporation 8 Tower Bridge, Suite 1050 161 Washington Street Conshohocken, Pennsylvania 19428	With a copy to:	Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Attention: Mitchell S. Nussbaum, Esq.

and
Chardan Capital Markets, LLC 17 State Street, Suite 1600 New York, New York 10004	With a copy to:	Grushko & Mittman, P.C. 551 Fifth Avenue, Suite 1601 New York, NY 10176 Attention: Edward M. Grushko, Esq.

(f)  Unless otherwise indicated or agreed to in writing by the Party to receive the delivery of any document, as used in this Agreement “delivery” shall mean transmission by facsimile or electronic mail (including portable document format) and confirmed by delivery via Federal Express or other recognized overnight delivery service.

(g)  The Parties are entering into this Agreement solely in order to avoid expense, inconvenience, risk and delay and to permit the continued operation of the affairs of such Party unhindered by expensive litigation and by distraction and diversion of himself and itself, and thereby to put to rest all potential controversies. This Agreement and each of its provisions, and the settlement provided for herein, whether or not consummated, and any negotiations, proceedings or agreements relating to this Agreement, or any matter arising in connection with such negotiations, proceedings or agreements are not and shall not in any event be: (i) construed as, offered in evidence as, received in evidence as, and/or deemed to be evidence of a presumption, concession or an admission by any Party of the truth of any fact or the validity of any claim that has been, or could have been, asserted against him or it, or of the deficiency of any defense that has been, could have been, or in the future might be asserted in any litigation, or of any liability, fault, wrongdoing or otherwise of any Party; (ii) construed as, offered in evidence as, received in evidence as, and/or deemed to be evidence of a presumption, concession or an admission of any fault, breach of duty, wrongful act or misrepresentation or omission in any statement or written document by any Party; or (iii) construed by anyone for any purpose whatsoever as evidence of a presumption, concession or admission of any liability, fault or wrongdoing on the part of any Party.

(h)  This Agreement shall be deemed to have been drafted jointly by the Parties.

(i)  It is acknowledged by the Company Parties that the provisions of Sections 5 and 8 hereof will inure to the benefit of Chardan and its successors and assigns.

(j)  Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender and the neuter, (ii) words (including terms defined herein) using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement as a whole and not to any particular section, paragraph or other subdivision, and (iv) the term “section” or “paragraph” or other subdivision refer to the specified section or other subdivision of the body of this Agreement.

(k)  An amount of $8,000 has been paid by Broadband to counsel for Wellfleet and Lev in payment of its fees and expenses in connection with the contemplated settlement agreement and the related transactions. Broadband acknowledges that it shall pay any additional reasonable fees and expenses actually incurred in connection therewith (up to $10,000 in the aggregate, inclusive of the abovementioned $8,000 amount) and that all reasonable fees and expenses incurred by Wellfleet and/or Lev in securing the Investor Releases shall be borne by the Company. Other than such fees and expenses, each Party shall be responsible for its or his own legal and other expenses in negotiating and concluding the proposed settlement agreement and related transactions, and such Party’s own tax liabilities, it being acknowledged that no further claims in respect of past expense reimbursements shall be made.

11.  Remedies for Breach.

(a)  In the event that any Party to this Agreement believes that a breach of the Agreement has occurred, that Party shall deliver written notice, in accordance with the terms of this Agreement, of the alleged breach to the other Parties to this Agreement.

(b)  Any subsequent action to enforce the terms of this Agreement may be brought in any State or Federal court located in the County of New York, State of New York, and, if any such action is brought in a State or Federal Court located in the County of New York, State of New York, no Party shall dispute that such court is the proper venue for the action or that the Party is subject to personal jurisdiction in such court for purposes of the action.
(c)  Notwithstanding any other provision contained herein, the Parties hereto hereby waive any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account (as defined in the Registration Statement filed in connection with the initial public offering of Jaguar’s units) and any remaining net assets of Jaguar as a result of such liquidation with respect to any amounts due under this Agreement and will not seek recourse against the Trust Account for any reason whatsoever. The foregoing section is not for the benefit of any third party beneficiaries.

12.  Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York, without regard to the conflicts of law principles of such State.

13.  Further Assurances. Each Party hereto, at the reasonable request of another Party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have duly authorized the execution and delivery of this Agreement as of the date written below.

Dated as of January 11, 2008

CHINA BROADBAND, INC. By: /s/ Clive Ng__________________________________ Name: Clive Ng Title: Chairman	WELLFLEET PARTNERS, INC. By: /s/ Mark I. Lev______________________________ Name: Mark Lev Title:

CHINA BROADBAND LTD. By: /s/ Clive Ng__________________________________ Name: Clive Ng Title: Chairman

/s/ Stephen P. Cherner____________________________ STEPHEN P. CHERNER	/s/ Pu Yue____________________________________ PU YUE

MAXIM FINANCIAL CORPORATION By: /s/ Stephen P. Cherner________________________ Name: Stephen P. Cherner Title: President	/s/ Clive Ng___________________________________ CLIVE NG

/s/ Mark L. Baum______________________________ MARK L. BAUM	CHARDAN CAPITAL MARKETS, LLC By: Kerry Propper______________________________ Name: Kerry Propper Title: Chief Executive Officer

/s/ Mark. I Lev________________________________ MARK I. LEV	CHINA CABLECOM HOLDINGS, LTD. By:_________________________________________ Name: Title:

____________________________________________ JAMES PANTHER	JAGUAR ACQUISITION CORPORATION By: /s/ Jonathan Kalman_________________________ Name: Jonathan Kalman Title: Chairman and Chief Executive Officer

BCGU, LLC By: /s/ James Panther __________________________ Name: James Panther Title: Managing Director

ANNEX C

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (“Escrow Agreement”) is made and entered into among MARK LEV (“Lev”), CLIVE NG (“Ng” and together with Lev, the “Principals”) and HELLER, HOROWITZ & FEIT, P.C., whose address is 292 Madison Avenue, New York, New York 10017, hereinafter referred to as “Escrow Agent”);

WHEREAS, the parties to this Escrow Agreement are simultaneously entering into a Settlement Agreement (the “Settlement Agreement”) with certain other parties thereto with regard to certain controversies among them;

WHEREAS, all terms used in this Escrow Agreement and not otherwise defined herein shall have the same meanings as they have in the Settlement Agreement;

WHEREAS, pursuant to the Settlement Agreement, Ng shall transfer to Lev 400,000 shares of common stock of China Broadband, Inc. (the “Broadband Shares” or “Escrowed Property”) and Lev shall provide to Ng releases in the form contemplated by the Settlement Agreement executed by each person or entity (collectively, the “Investor Releasors”) set forth on Annex A thereto (collectively, the “Investor Releases”); and

WHEREAS, the Principals desire that the Escrow Agent act, and Escrow Agent has agreed to act, as escrow agent in respect of the Escrowed Property on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the covenants and agreements herein set forth and other good and lawful consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

I.  Escrow

A.  The Broadband Shares, endorsed in blank or accompanied by a stock power endorsed in blank, shall be delivered to the Escrow Agent simultaneously with the execution of this Escrow Agreement. Notwithstanding the foregoing, the Investor Releases shall be deemed valid and enforceable as against each Investor when executed and delivered by such Investor and such releases shall be held in trust by Lev for Ng and the Company and delivered promptly upon receipt thereof from the applicable Investor Releasor.

B.  Escrow Agent agrees to hold all of the Escrowed Property in escrow subject to the terms and conditions contained in this Escrow Agreement.

C.  Escrow Agent shall not be deemed to have knowledge of any matter or thing unless and until Escrow Agent has actually received written notice of such matter or thing and Escrow Agent shall not be charged with any constructive notice whatsoever.

D.  In the event joint instructions from Principals require Escrow Agent to expend any monies or to incur any cost, Escrow Agent shall be entitled to refrain from taking any action until it receives payment for such costs.

E.  Principals acknowledge and agree that Escrow Agent is counsel to Lev and that, as a result of acting as Escrow Agent hereunder, Escrow Agent shall not be disqualified from representing Lev in connection with any matter, including any dispute arising hereunder.

F.      All Broadband Shares constituting the Escrowed Property shall be deemed owned and under the dispositive and voting control of Escrow Agent until released (and, once released, deemed owned by the person to whom released) from escrow, for purposes of Section 13 and Section 16 of the Securities Exchange Act of 1934, as amended.

II.  Release of Escrowed Property

A.  Upon delivery of all of the Investor Releases to the Ng, with a copy to the Company, Escrow Agent will release the Broadband Shares to Lev.

B.  In the event Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any Principal or from third persons with respect to the Escrowed Property or any other sums or things that may be held hereunder, which, in its sole opinion, are in conflict with any provision of this Escrow Agreement, Escrow Agent shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by both Principals, or by a final order or judgment of a court of competent jurisdiction.

III.  Liability of Escrow Agent

It is agreed that the duties of Escrow Agent are purely ministerial in nature and shall be expressly limited to the safekeeping of the Escrowed Property and for the disposition of same in accordance with this Escrow Agreement. In no event shall Escrow Agent be liable for consequential or other damages for any act or omission of Escrow Agent under this Escrow Agreement or the Settlement Agreement, including but not limited to misdelivery of the Escrowed Property, unless such act or omission shall be due to bad faith, gross negligence or willful misconduct on the part of Escrow Agent. Each Principal hereby indemnifies Escrow Agent and holds it harmless from and against any and all claims, liabilities, damages, costs, penalties, losses, actions, suits, proceedings at law or in equity, arbitration proceedings, or any other expenses, fees, or charges of any character or nature, including reasonable attorneys' fees at all trial and appellate levels, which it may incur or with which it may be threatened directly or indirectly arising from or in any way connected with Escrow Agent's following of instructions from such Principal, and in connection therewith, to indemnify Escrow Agent against any and all reasonable out-of-pocket expenses, including reasonable attorneys' fees and the reasonable cost of defending any action, suit, or proceeding or resisting any claim, whether or not litigation is instituted. Further, Principals hereby, jointly and severally, indemnify Escrow Agent and hold it harmless from and against any and all claims, liabilities, damages, costs, penalties, losses, actions, suits, interpleader or otherwise, proceedings at law or in equity, arbitration proceedings, or any other reasonable out-of-pocket expenses, fees, or charges of any character or nature, including reasonable attorneys' fees at all trial and appellate levels, that it may incur or with which it may be threatened directly or indirectly by reason of disputes arising between Principals and/or any third party as to the correct interpretation of this Escrow Agreement, if any, and instructions given to Escrow Agent hereunder, or otherwise, with the right of Escrow Agent, regardless of the instruments aforesaid without the necessity of instituting and action, suit or proceeding, to hold the Escrowed Property until and unless said additional expense, fees and charges shall be fully paid.

IV.  Disputes

A.  In the event Escrow Agent is joined as a party to a lawsuit by virtue of the fact that it is holding the Escrowed Property, Escrow Agent shall, at its option, either (1) tender the Escrowed Property to the custody of the appropriate court, or (2) distribute the Escrowed Property in accordance with the court's ultimate disposition of the case, and Principals hereby jointly and severally, indemnify and hold Escrow agent harmless from and against any damages or losses in connection therewith including, but not limited to, reasonable attorney's fees and court cost at all trial and appellate levels.

B.  In the event Escrow Agent tenders the Escrowed Property to the custody of the appropriate court and files an action of interpleader naming the Principals and any affected third parties of whom Escrowed Agent has received actual notice, Escrow Agent shall be released and relieved from any and all further obligation and liability hereunder or in connection herewith and Principals hereby jointly and severally, indemnify and hold Escrow Agent harmless from and against any damages or losses arising in connection therewith, including, but not limited to, all reasonable out-of-pocket costs and expenses incurred by Escrow Agent in connecting with the filing of such action including, but not limited to, reasonable attorneys' fees and court costs at all trial and appellate levels.

V.  Term of Agreement

A.  This Escrow Agreement shall remain in effect unless and until it is canceled in any of the following manners:

1.  upon written notice given by both Principals of cancellation of designation of Escrow Agent to act and serve in said capacity; or

2.  Escrow Agent may resign as Escrow Agent at any time upon giving notice to Principals of its desire to so resign; provided, however, that resignation of Escrow Agent shall take effect no earlier than ten (10) days after the giving of notice of resignation; or

3.  upon delivery of the Escrowed Property in accordance with this Escrow Agreement.

B.  In the event Principals fail to agree to a successor Escrow Agent within the period described hereinabove, Escrow Agent shall have the right to deposit all of the Escrowed Property held hereunder into the registry of an appropriate court and request judicial determination of the rights between Principals, by interpleader or other appropriate action and Principals hereby jointly and severally, indemnify and hold Escrow Agent harmless from and against any damages or losses in connection therewith including, but not limited to, reasonable attorneys' fees and court costs at all trial and appellate levels.

C.  Upon termination of the duties of Escrow Agent in either manner set forth in subparagraph 1 or 2 of paragraph A of this Article V, Escrow Agent shall deliver all of the Escrowed Property to the newly appointed Escrow Agent designated by the Principals, and, except for the rights of Escrow Agent specified in Article III of this Escrow Agreement, Escrow Agent shall not otherwise have the right to withhold Escrowed Property from said newly appointed Escrow Agent.

D.  Escrow Agent shall not be bound by any modification, cancellation or rescission of this Escrow Agreement unless in writing and signed by both Principals and Escrow Agent. In no event shall any modification of this Escrow Agreement, which shall affect the rights or duties of Escrow Agent, be binding on Escrow Agent unless it shall have given its prior written consent.

VI.  Notices

All notices, certificates, requests, demands, materials and other communications hereunder shall be in writing and be deemed to have been duly given (1) upon delivery by hand to the appropriate address of each Principal or Escrow Agent as set forth in this Escrow Agreement or in the Settlement Agreement; (2) on the third business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid to such address; (3) on the first business day after mailing by overnight mail service; or (4) on the day of facsimile transmittal if transmitting via facsimile, with confirmation of receipt. All notices to parties to this Escrow Agreement, other than the Escrow Agent shall be directed as provided for in the Settlement Agreement. All notices to Escrow Agent shall be addressed to the individual signing on behalf of Escrow Agent at the following address:

HELLER, HOROWITZ & FEIT, P.C.
292 Madison Avenue, 20th Floor
New York, New York 10017
Attn: Richard F. Horowitz, Esq.

VII.      Choice of Law and Venue

This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws. In the event any action, suit or proceeding is instituted as a result of any matter or thing affecting this Escrow Agreement, the parties hereto hereby designate New York County, New York as the proper jurisdiction and the venue in which same is to be instituted.

VIII.    Cumulative Rights

No right, power or remedy conferred upon any party hereto by this Escrow Agreement is exclusive of any other right, power or remedy such party may have under this Escrow Agreement or now or hereafter existing at law, in equity or by statute, and the exercise of one right, power or remedy by such party shall not be construed or considered as a waiver of any other right, power or remedy.

IX.      Binding Agreement

This Escrow Agreement shall be binding upon the Principals and Escrow Agent and their respective successors and assigns. The Company is an intended third party beneficiary of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed this____ day of January, 2008.

Signed, Sealed and Delivered	_____________________________

____________________________	By:___________________________

____________________________

____________________________	______________________________
(Name)

____________________________

____________________________

____________________________

____________________________
(Name)
(Address)
(CORPORATE SEAL)

ANNEX D

NAME	NUMBER OF BROADBAND SHARES

ASPEN HILL FINANCIAL INC. c/o Jay Weinberg	23,809

JOHN MCELVEEN	23,809

PHOENIX CAPITAL	328,696

THE HOWARD LIVING TRUST dated December 14, 2005 c/o Mark W. Howard	95,238

THOMAS TZIKAS	95,238

TOTAL:	566,790

D-1

ANNEX E

[Employment Agreement Amendment - Clive Ng]

Confidential - Without Prejudice
For Settlement
Purposes Only
AMENDMENT TO
EMPLOYMENT AGREEMENT

This Amendment (this “Amendment”) to the Employment Agreement (the “Agreement”), dated as of February 24, 2007, between China Broadband, Ltd., a Cayman Islands company (the “Company”), a subsidiary of China Broadband, Inc. (“Broadband”), and Clive Ng (the “Executive”) is made on January __, 2008.

WHEREAS, the Company and the Executive entered into the Agreement to provide for the rendering of certain services to the Company by the Executive; and

WHEREAS, the Company and the Executive wish to amend the Agreement in accordance with Section 10(f) of the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree as follows:

1.	All capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Agreement.

2.	Section 3(b)(i) of the Agreement is amended and restated in its entirety to read as follows:

Subject to the provisions hereof, the Executive agrees to serve the Company faithfully and to the best of his ability and to devote so much of his time to the affairs of the Company as, in the reasonable judgment of the Executive, the conduct of the Business (as defined below) of the Company shall reasonably require. In particular, the Executive will assist the Chief Executive Officer, the Board and management of the Company in identifying, negotiating with and entering into agreements for the acquisition of possible acquisition candidates in the People’s Republic of China that are engaged in such Business, and assist in an offering of securities of China Broadband, Inc. Subject to the provisions of Section 6 of this Agreement, the Executive shall also be the Chairman and Director of the Company, to serve at the pleasure of the Board, while employed hereunder. The Executive shall not be obligated to do or perform any act or thing in connection with the Business of the Company not expressly set forth herein.

3.	Section 6 of the Agreement is hereby amended and restated in its entirety to read as follows:

Nothing herein contained shall be deemed to preclude the Executive from engaging, directly or indirectly, in any Permitted Activities. For purposes hereof, (a) “Permitted Activities” include: (i) serving as an officer, director, and/or board committee member or being a securityholder of China Cablecom, Ltd. and Cablecom Holdings/Jaguar (as defined below) (and any successor), and the respective affiliates thereof, pursuant to an employment agreement or otherwise and all activities undertaken in connection with the Cablecom Business (as defined below); (ii) management of his personal and family investments; (iii) engaging in “Other Permitted Investments” (as defined below); (iv) serving as a director, board or other committee member or trustee or in any other advisory capacity to any companies or other entities if such activities do not materially interfere with his services to the Company; (v) serving on industry boards or committees and trade associations in a non-employee capacity; (vi) making speeches, writing articles or participating in public debate and discussions in and by the means of any medium of communication; (vii) performing civic, community, public service, charitable, religious or philanthropic functions; (viii) serving as a senior advisor to Warner Music Group Corp.; and (ix) performing services relating to the formation and operation of an advertising business for television stations to the extent such services do not materially interfere with his services to the Company; (b) “Other Permitted Investments” shall include: (x) investments in securities of publicly traded entities; and (y) passive investments in businesses not competitive with the Business of the Company described below, it being acknowledged that a “passive investment” shall be deemed to mean an investment in a business that does not require or result in the participation of the Executive in the management or operations of such business, except during times other than regular business hours and which do not materially interfere with his services to the Company; and (c) “Cablecom Holdings/Jaguar” shall mean China Cablecom Holdings, Ltd. and Jaguar Acquisition Corporation (such entities are described in the Registration Statement on Form S-4, as the same may from time to time be amended, of China Cablecom Holdings, Ltd. filed with the Securities and Exchange Commission), the business of which shall include acting as a joint venture provider of integrated cable television services in the People’s Republic of China and related activities, but which does not include the provision of Stand-Alone Broadband Services (as defined below)(collectively, the “Cablecom Business”).

It is contemplated that the Executive shall, until such time as the Company or the Parent has hired its first full-time Chief Executive Officer subsequent to the date hereof, (A) remain an executive of the Company and (B) take commercially reasonable efforts to further assure that such other activities with China Cablecom, Ltd., Cablecom Holdings/Jaguar (and any successor) will not materially interfere with his above-referenced obligations to the Company and that he will not divulge any confidential information or opportunities of the Company. At such time as the Company has hired a full-time CEO (and presuming that Yue Pu remains employed by the Company), the Executive’s work requirements shall be appropriately reduced further, including that he shall no longer remain an executive of the Company or of the Parent, except it is contemplated that he shall remain the non-executive Chairman and a director of the Company and of the Parent during the term of his employment with the Company, subject only (in the case of the Parent) to shareholder re-election.

The “Business” of the Company, for purposes of the scope or nature of activities to be performed by the Executive under this Agreement, shall relate to stand-alone, independent broadband services, including electronic program/television program-type publications (collectively, “Stand-Alone Broadband Services”).

4.	A new Section 8(d) shall be added to the Agreement as follows:

For the avoidance of doubt, in the event that an acquisition or other investment, project or other transaction opportunity arises that relates to the business of China Cablecom Ltd. and/or Cablecom Holdings/Jaguar, or a successor thereto or affiliate thereof, then Executive (i) may recuse himself from all Company and Parent board of directors consideration of such matter and (ii) may resign from any position, office or directorship with the Company or Parent and voluntarily terminate this Agreement, which termination will have the effect described in Section 9(c) hereof.

5.	Section 8(d) of the Agreement shall become Section 8(e).

6.	A new Section 10 shall be added to the Agreement as follows:

Any controversy or claim arising out of, in conjunction with or relating to this Agreement (other than an action for injunctive relief) shall be resolved by arbitration, to be held in the County of New York, State of New York, in accordance with the Commercial Rules of the American Arbitration Association then in effect; judgment upon the award rendered by the arbitrator shall be final and binding upon the parties and judgment on the award may be entered and enforced in any federal or state court of competent jurisdiction located in the County of New York, State of New York. The parties to this Agreement hereby irrevocably consent to personal jurisdiction in the federal and state courts located in the County of New York, State of New York for that purpose. The arbitration award shall include attorneys’ fees and costs to the prevailing party.

7.	Section 10 of the Agreement shall become Section 11.

8.	The Executive hereby relinquishes and waives any claim to any Base Salary from the Company for periods prior to the date of this Amendment.

9.
Except as modified by this Amendment, the Agreement shall continue unmodified and in full force and effect and each party hereto ratifies, approves and confirms the Agreement, as modified by this Amendment, in all respects.

10.
This Amendment may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Amendment by signing any such counterpart.

* * *

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

CHINA BROADBAND, LTD By:_______________________ Name: Title: Clive Ng

ANNEX F

[Employment Agreement Amendment - Pu Yue]

Confidential - Without Prejudice
For Settlement
Purposes Only

AMENDMENT TO
EMPLOYMENT AGREEMENT

This Amendment (this “Amendment”) to the Employment Agreement (the “Agreement”), dated as of February 24, 2007, between China Broadband, Ltd., a Cayman Islands company (the “Company”), a subsidiary of China Broadband, Inc. (“Broadband”), and Yue Pu (the “Executive”) is made on January __, 2008.

WHEREAS, the Company and the Executive entered into the Agreement to provide for the rendering of certain services to the Company by the Executive; and

WHEREAS, the Company and the Executive wish to amend the Agreement in accordance with Section 10(f) of the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree as follows:

1.	All capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Agreement.

2.	Section 3(a) shall be amended and restated in its entirety to read as follows:

(a) Service with Company. During the term of the Executive's employment, the Executive shall serve in the position of Vice Chairman and principal financial officer of the Company and Parent, and Executive shall have the authority, duties and responsibilities generally associated with such position and as may be determined by the Chairman (“Chairman”) or the Board of Directors (the “Board”) of the Company or its Parent from time to time subject to the provisions of this Agreement, as amended, and subject to the control and direction of the Board, managing operational activities relating to the operations of the Company and Parent in the PRC, and planning operational policies, objectives and initiatives, as well as furthering the Company’s short - and long-term financial and operational goals. Specifically, Executive shall continue to be involved with the preparation, and filing of financial statements and periodic reports and the execution of officer certifications to be filed pursuant to the Securities Exchange Act of 1934, as amended until a replacement Principal Financial Officer is hired. The Executive will report to the Board.

Section 3(b)(i) of the Agreement is amended and restated in its entirety to read as  follows:

Subject to the provisions hereof, the Executive agrees to serve the Company and Parent faithfully and to the best of his ability and to devote so much of his time to the affairs of the Company and Parent as, in the reasonable judgment of the Board, the conduct of the business of the Company and Parent shall reasonably require, and the Executive shall not be obligated to do or perform any act or thing in connection with the business of the Company or Parent not expressly set forth herein.

3.	Section 6 of the Agreement is hereby amended and restated in its entirety to read as follows:

Nothing herein contained shall be deemed to preclude the Executive from engaging, directly or indirectly, in any Permitted Activities. For purposes hereof, (a) “Permitted Activities” include: (i) serving as an officer, director and/or board committee member or being a securityholder of China Cablecom, Ltd. and Cablecom Holdings/Jaguar (as defined below) (and any successor), and the respective affiliates thereof, pursuant to an employment agreement or otherwise and all activities undertaken in connection with the Cablecom Business (as defined below); (ii) management of his personal and family investments; (iii) engaging in Other Permitted Investments (as defined below); (iv) serving as a director, board or other committee member or trustee or in any other advisory capacity to any companies or other entities if such activities do not materially interfere with his services to the Company; (v) serving on industry boards or committees and trade associations in a non-employee capacity; and (vi) performing civic, community, public service, charitable, religious or philanthropic functions, (b) “Other Permitted Investments” shall include: (x) investments in securities of publicly traded entities; and (y) passive investments in businesses not competitive with the Business of the Company described below, it being acknowledged that a “passive investment” shall be deemed to mean an investment in a business that does not require or result in the participation of the Executive in the management or operations of such business, except during times other than regular business hours and which do not materially interfere with his services to the Company, and (c) “Cablecom Holdings/Jaguar” shall mean China Cablecom Holdings, Ltd. and Jaguar Acquisition Corporation (such entities are described in the Registration Statement on Form S-4, as the same may from time to time be amended, of China Cablecom Holdings, Ltd. filed with the Securities and Exchange Commission), the business of which shall include acting as a joint venture provider of cable television services in the People’s Republic of China and related activities, but which does not include the provision of Stand-Alone Broadband Services (as defined below)(collectively, the “Cablecom Business”). It is contemplated that the Executive shall, until such time as the Company and Parent have hired a Chief Financial Officer (A) remain an executive of the Company and specifically, continue to have all responsibilities of a principal financial and principal accounting officer, amended, and (B) take commercially reasonable efforts to further assure that such other activities with China Cablecom, Ltd., Cablecom Holdings/Jaguar (and any successor) will not materially interfere with his above-referenced obligations to the Company. Notwithstanding the foregoing, Executive will not divulge any confidential information or opportunities of the Company. At such time as the Company and Parent have hired a Chief Financial Officer and Principal Financial Officer, Executive’s work requirements shall be appropriately reduced further except that he shall remain Vice Chairman and Director of the Company and Parent during the term of his employment with the Company. The “Business” of the Company, for purposes of the scope or nature of activities to be performed by the Executive under this Agreement, shall relate to stand alone, independent broadband services, including electronic program/television program-type publications (collectively, “Stand Alone Broadband Services”).

4.	A new Section 10 shall be added to the Agreement as follows:

Any controversy or claim arising out of, in conjunction with or relating to this Agreement (other than an action for injunctive relief) shall be resolved by arbitration, to be held in the County of New York, State of New York, in accordance with the Commercial Rules of the American Arbitration Association then in effect; judgment upon the award rendered by the arbitrator shall be final and binding upon the parties and judgment on the award may be entered and enforced in any federal or state court of competent jurisdiction located in the County of New York, State of New York. The parties to this Agreement hereby irrevocably consent to personal jurisdiction in the federal and state courts located in the County of New York, State of New York for that purpose. The arbitration award shall include attorneys’ fees and costs to the prevailing party.

5.	Section 10 of the Agreement shall become Section 11.

6.
Except as modified by this Amendment, the Agreement shall continue unmodified and in full force and effect and each party hereto ratifies, approves and confirms the Agreement, as modified by this Amendment, in all respects.

7.
This Amendment may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Amendment by signing any such counterpart.

* * *

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

CHINA BROADBAND, LTD. By:_______________________ Name: Title: __________________________ Yue Pu

ANNEX G

[Form of Release Agreement]

G-1